Exhibit 99.1

Investor Relations Contact

Nicole Noutsios

NMN Advisors (for Ruckus Wireless)

ir@ruckuswireless.com

1+510-315-1003

Media Contact

Mark Priscaro

Ruckus Wireless

mark.priscaro@ruckuswireless.com

1+408-604-8531

Ruckus Wireless Reports First Quarter 2013 Financial Results

SUNNYVALE, Calif. - May 6, 2013 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its first quarter of 2013 ended March 31, 2013.

Financial Summary

Revenue for the first quarter of 2013 was $57.2 million, an increase of 27% from the first quarter of 2012. GAAP net income for the first quarter of 2013 was $0.3 million, compared with net income of $3.7 million in the first quarter of 2012. Non-GAAP net income for the first quarter of 2013 was $2.9 million, compared with non-GAAP net income of $5.0 million in the first quarter of 2012.

GAAP net income per diluted share was $0.00 for the first quarter of 2013 compared with $0.03 for the first quarter of 2012, based on net income attributable to common stockholders. Non-GAAP net income per diluted share was $0.03 for the first quarter of 2013 compared with $0.07 for the first quarter of 2012.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“While we achieved a number of important milestones since our last earnings call, we are disappointed that our Q1 revenue came in below our guidance. During the quarter, we did not experience any material change in the competitive environment. Instead, revenue was impacted by delayed deployments by several service provider customers in the Americas, as well as challenging market conditions in China,” said, Selina Lo, President and Chief Executive Officer at Ruckus Wireless. “We continue to engage with customers on these delayed projects and we are encouraged by our progress. In April, we have already received orders from several of these service providers, but are finding that some other projects are taking longer to realize than we previously expected.”

“We believe that the fundamentals, growth drivers and long-term market opportunity for Ruckus remain intact. The company grew 27% year-over-year, with over 70% yearly growth in the Americas and Europe. Our enterprise business continues to perform well. In addition, we are pleased with our new service provider customer wins, especially amongst tier-1 operators in the U.S. and internationally. With the deployment of our SmartCell Gateway into production environments by a number of operators worldwide, I believe we have significantly bolstered our technology differentiations and strengthened our competitive advantage in the growing market for public Wi-Fi access equipment. We will continue to drive our business forward and focus on delivering value for our customers and shareholders,” she said.

Business & Financial Highlights

•	27% revenue growth over Q1 2012 ; Americas revenue grew 73.7% and EMEA revenue grew 69.9% over Q1 2012.

•

The company announced today that Sprint’s Custom Network Solutions (CNS) group has teamed with Ruckus to deliver enterprise, public sector and federal customers nationwide Ruckus’ Smart Wi-Fi products and services as part of Sprint CNS’s in-building wireless data solutions portfolio.

•	In April, the company received initial orders from three new strategic tier-1 mobile operators, two of them in the U.S., including the recent Sprint CNS group customer announcement.

•	In Q1, the company added ten new service provider customers, including the largest cable operator in Mexico.

•

The company’s SmartCell Gateway is now deployed by a number of operators, including a tier-1 cable operator in the U.S., a tier-1 cable operator in Latin America, a managed service provider in Africa, and two tier-1 mobile operators in Asia.

•

In the first quarter, Ruckus Wireless added approximately 2,700 new end-customers within its enterprise business, resulting in a total of approximately 24,400 total end-customers worldwide, including Sandals Resorts International (SRI); a quick service restaurant chain with over 1,000 locations in France; an 84-site hotel chain in Europe; multiple large arenas and stadiums, and the City of San Jose, California.

•	In February, we announced a partnership with Intermec targeting the distribution center and manufacturing operations sector where our solutions can improve performance and streamline workflow.

Guidance

We are incorporating into our forecast factors such as the current limited visibility into the China market and updated service provider deployment outlook. We expect these projects to be deployed over a longer time frame than originally anticipated.

For the second quarter of 2013 ending June 30, 2013, the company expects:

•	Total revenues to be in the range of $61 million to $64 million;

•	Non-GAAP net income per share will be between $0.03 and $0.04 using 94 million shares on a diluted basis.

Conference Call Information

Ruckus Wireless is hosting a conference call for analysts and investors to discuss its first quarter 2013 results and outlook for its second quarter of 2013 at 2:00 p.m. Pacific time today, May 6, 2013. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at http://investors.ruckuswireless.com. A replay will be available following the call for one week at the following numbers: (888) 286-8010 (domestic) or (617) 801-6888 (international) with ID# 73170206. An archived version of the audio from the call will be available for at least thirty days on the company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s expectations for the second quarter of 2013 and future periods and statements regarding growth drivers for the company’s business, the pace of customer orders, competitive position and future customer demand. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions in certain regions, risks associated with Ruckus Wireless’s rapid growth, competition, reliance on third parties, international operations, intellectual property, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on March 5, 2013, and is available on the company’s investor relations website at investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We also provide second quarter 2013 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Change in fair value of preferred stock warrants: We have excluded the effect of the expense resulting from the change in fair value of preferred stock warrants from our non-GAAP operating results. The change in fair value is a non-cash expense, and it is not part of our core operations. Upon completion of our IPO in November 2012, all preferred stock warrants converted to common stock warrants.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP gross profit and gross margin - Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.

Non-GAAP operating income and operating margin - Non-GAAP operating income is income from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and diluted income per share - Non-GAAP net income is net income as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense, and the change in fair value of preferred stock warrants. Non-GAAP diluted income per share is non-GAAP net income divided by the non-GAAP weighted-average diluted shares outstanding. For periods presented prior to the Company’s IPO, non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of all redeemable convertible preferred stock, as if conversion had occurred at the beginning of the period. Upon completion of our IPO in November 2012, all preferred stock converted to common stock.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS

Headquartered in Sunnyvale, CA, Ruckus Wireless (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 24,400 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, ensuring consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit http://www.ruckuswireless.com.

Ruckus Wireless, Inc.

Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Product	$53,311	$42,547
Service	3,930	2,467

Total revenues	57,241	45,014

Cost of revenues:
Product	16,571	15,636
Service	2,287	945

Total cost of revenues	18,858	16,581

Gross profit	38,383	28,433
Operating expenses:
Research and development	13,778	8,749
Sales and marketing	16,851	12,203
General and administrative	7,932	2,981

Total operating expenses	38,561	23,933
Operating income (loss)	(178)	4,500
Interest income (expense)	34	(228)
Other expense, net	(77)	(243)

Income (loss) before income taxes	(221)	4,029
Income tax benefit (expense)	535	(284)

Net income	$314	$3,745

Net income attributable to common stockholders	$314	$1,039

Net income per share attributable to common stockholders:

Basic	$0.00	$0.06

Diluted	$0.00	$0.03

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	74,201	18,097

Diluted	94,325	29,769

Ruckus Wireless, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Gross Profit Reconciliation:
GAAP gross profit:	$38,383	$28,433
Stock-based compensation	176	23
Amortization of intangible assets	330	330

Non-GAAP gross profit:	$38,889	$28,786

Gross Margin Reconciliation:
GAAP gross margin:	67.1%	63.2%
Stock-based compensation	0.3%	0.1%
Amortization of intangible assets	0.6%	0.7%

Non-GAAP gross margin:	67.9%	64.0%

Operating Income Reconciliation:
GAAP operating income (loss):	$(178)	$4,500
Stock-based compensation	4,030	918
Amortization of intangible assets	330	330

Non-GAAP operating income:	$4,182	$5,748

Operating Margin Reconciliation:
GAAP operating margin:	(0.3)%	10.0%
Stock-based compensation	7.0%	2.0%
Amortization of intangible assets	0.6%	0.7%

Non-GAAP operating margin:	7.3%	12.7%

Net Income Reconciliation:
GAAP net income:	$314	$3,745
Stock-based compensation	4,030	918
Amortization of intangible assets	330	330
Change in fair value of preferred stock warrants	—	114
Income tax effect of non-GAAP exclusions (1)	(1,799)	(93)

Non-GAAP net income:	$2,875	$5,014

Non-GAAP diluted net income per share:	$0.03	$0.07
Shares used in computing Non-GAAP Net Income per share reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	94,325	29,769
Conversion of convertible preferred stock upon IPO	—	45,779

Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	94,325	75,548

(1)	The Company presents income tax related to non-GAAP adjustments using the effective tax rate calculated for GAAP purposes. For the three months ended March 31, 2013, however, the non-GAAP effective tax rate was modified for certain one-time items, such as the retroactive benefit related to the extension of the Federal research credit, for better comparability of effects on other periods presented.

Percentages may not sum due to rounding.

Ruckus Wireless, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$128,098	$133,386
Accounts receivable, net of allowance for doubtful accounts of $672 and $140 as of March 31, 2013 and December 31, 2012, respectively	42,347	41,296
Inventories	18,899	19,041
Deferred costs	4,803	5,188
Deferred tax assets	9,055	9,055
Prepaid expenses and other current assets	3,188	2,722

Total current assets	206,390	210,688
Property and equipment, net	9,439	8,959
Goodwill	9,031	9,031
Intangible assets, net	4,661	4,991
Noncurrent deferred tax asset	9,657	9,214
Other assets	957	956

Total assets	$240,135	$243,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,201	$16,164
Accrued compensation	7,612	9,447
Accrued liabilities	5,170	5,371
Liabilities related to acquisitions	2,000	2,000
Deferred revenue	32,760	36,613

Total current liabilities	60,743	69,595
Noncurrent deferred revenue	4,598	3,873
Other noncurrent liabilities	146	160

Total liabilities	65,487	73,628
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of March 31, 2013 and December 31, 2012, respectively: 74,326 and 74,166 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	74	74
Additional paid–in capital	197,854	193,731
Accumulated deficit	(23,280)	(23,594)

Total stockholders’ equity	174,648	170,211

Total liabilities and stockholders’ equity	$240,135	$243,839